EXHIBIT 99.1

EDCI Holdings, Inc. Announces 3Q2009 and YTD 3Q2009 Results

NEW YORK – October 30, 2009  – EDCI Holdings, Inc. (NASDAQ: EDCI) (“EDCI”), the holding company for Entertainment Distribution Company, Inc., the majority shareholder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market, today reported 3Q2009 and YTD 3Q2009 financial results.

3Q2009 and YTD 3Q2009 Highlights

●	EDCI Board of Directors Has Recommended a Plan of Dissolution: Special shareholder meeting to be held in the beginning of January 2010.

●	EDCI Cash and Cash Equivalents: $50.9 million or $7.62/share outstanding at 09/30/2009. This compares to $51.4 million or $7.66/share outstanding at 06/30/2009.

●	EDCI Cash Burn Rate: At current run rates, due to aggressive cost cutting, EDCI targets the annual 2009 cash burn rate at $2.5 million, or $0.37/share outstanding at 09/30/2009.

●
EDC International 3Q2009 Revenue Down (27%) Y/Y:  17% Y/Y Disc volume decline and deteriorating pricing drove 3Q2009 revenue decline of (27%) Y/Y to $42.8 million.  YTD 3Q2009 revenue down (30%) Y/Y to $121.4 million.

●
EDCI 3Q2009 EBITDA Down (76%):  3Q2009 EBITDA was $1.1 million compared to $4.6 million in 3Q2008.  Although revenues declined $15.4 million for the quarter, EBITDA only declined $3.5 million due to continuing cost saving efforts by the Company.

●
EDCI YTD 3Q2009 EBITDA Down (149%):  YTD 3Q2009 EBITDA of ($5.2) million includes $7.2 million of severance costs for UK facility closure.  Had this charge not been incurred, EBITDA would have been $1.9 million.

“The mid-teen Disc volume decline that EDC’s operations experienced in the 1H2009 continued in the 3Q2009 and further highlighted the difficult environment under which EDC’s Disc manufacturing and distribution business is operating,” said Clarke H. Bailey, Chief Executive Officer.  “Negative operating leverage from rapid Disc volume declines continues to hamper EDC’s high fixed cost, moderate gross margin businesses. As Disc volume declines remain largely out of EDC’s control, management’s focus remains on controlling costs and right-sizing our operations to ensure we are maximizing cash flows.”

3Q2009 and YTD 3Q2009 Financial Summary

All amounts below represent continuing operations unless noted ($000's)	3Q2009	3Q2008	Change	YTD 3Q2009	YTD 3Q2008	Change
Total revenue	$ 42,782	$ 58,217	(27%)	$ 121,449	$ 172,608	(30%)
Gross profit	6,975	10,771	(35%)	18,286	31,337	(42%)
Gross margin %	16.3%	18.5%	(220 bp.)	15.1%	18.2%	(310 bp.)
SG&A expense	7,526	8,243	(9%)	21,217	27,049	(22%)
SG&A %	17.6%	14.2%	+340bp.	17.5%	15.7%	+180 bp.
Severance costs for UK facility closure	-	-	0%	7,152	-	100%
Severance costs for UK facility closure as % of revenue	0.0%	0.0%	0 bp.	5.9%	0.0%	+590 bp.
Operating income (loss)	(551)	930	(159%)	(10,083)	(555)	(1,717%)
Operating margin %	-1.3%	1.6%	(290 bp.)	-8.3%	-0.3%	(800 bp.)
EBITDA	1,119	4,598	(76%)	(5,209)	10,621	(149%)
Income (loss) from continuing operations	(1,369)	2,542		(8,126)	(1,701)
Income (loss) from discontinued operations	56	(1,491)		(2,596)	(9,194)
Net income (loss) attributable to common stockholders †	(900)	1,012		(10,039)	(10,692)
Common shares outstanding	6,686,137	6,694,640		6,686,137	6,694,640
Diluted EPS	$ (0.20)	$ 0.37		$ (1.20)	$ (0.24)
Diluted EPS from discontinued operations	$ 0.01	$ (0.22)		$ (0.38)	$ (1.31)

 † Includes both continuing and discontinued operations

EDCI & EDC 3Q2009 and YTD 3Q2009 Operating Results

●	EDC (& EDCI) Revenue:

s
EDC 3Q2009 Revenue down (27%) Y/Y:  The (27%) Y/Y decline was attributable to Disc volume declines of (17%) Y/Y, business mix pressures on revenues per unit and 5 bp. of the decline related to the U.S. dollar strengthening against the Euro and British Pound.

s
EDC YTD 3Q2009 Revenue down (30%) Y/Y:  The (30%) Y/Y decline was attributable to Disc volume declines of (17%) Y/Y, business mix pressures on revenues per unit and 10 bp. of the decline related to the U.S. dollar strengthening against the Euro and British Pound.

	Volume				Revenue
	3Q2009 vs.		YTD 3Q2009 vs.		3Q2009 vs.	YTD 3Q2009 vs.
	3Q2008		YTD 3Q2008		3Q2008	YTD 3Q2008
EDC Hannover Manufacturing	(2%)		(5%)		(14%)	(21%)
EDC Hannover Distribution	(12%)		(17%)		(18%)	(27%)
EDC Blackburn Manufacturing	(46%)	ф	(33%)	ф	(56%)	(47%)

ф  EDC Blackburn volume declines include the impact of the closure of the Blackburn facility and our decision to forgo certain customer accounts due to uneconomical pricing and excessive credit risk.

●	EDC (& EDCI) Gross Margin:

s
EDC 3Q2009 Gross Margin Percentage down (220 bp.) Y/Y:  3Q2009 gross margin was 16.3%.  The decrease from 3Q2008 was due to (17%) Y/Y volume declines and business mix resulting in lower revenues per unit.

s
EDC YTD 3Q2009 Gross Margin Percentage down (310 bp.) Y/Y:  YTD 3Q2009 gross margin was 15.1%.  The decrease from YTD 3Q2008 was due to (17%) Y/Y volume declines, redundancy costs, lower revenue per unit and the U.S. dollar strengthening against the Euro and British Pound.

●	EDCI EBITDA:

s	3Q2009 EBITDA down (76%) Y/Y: The decrease from 3Q2008 was due to (17%) Y/Y volume declines and changes in business mix.
s
YTD 3Q2009 EBITDA down (149%) Y/Y:  The decrease from YTD 3Q2008 was due to $7.2 million in restructuring charges incurred related to the EDC Blackburn – Hannover Consolidation.  Had these charges not been incurred, EBITDA would have been down (82%) due to (17%) Y/Y volume declines.

Balance Sheet Information

				% Change
($000,000's)	9/30/2009	6/30/2009	12/31/2008	from 6/30/2009
	(unaudited)	(unaudited)
EDCI-H Cash & S/T Investments	$ 50.9	$ 51.4	$ 52.6	(1.0%)
EDCI-H Working Capital	50.5	50.9	52.2	(0.8%)
EDC Working Capital	17.0	14.8	29.2	14.9%
EDC Unrestricted Cash	27.5	27.6	22.5	(0.4%)
EDC Accounts Receivable	14.5	12.6	19.1	15.1%
EDC Credit Facility & UMG Debt	9.4	9.3	10.3	1.1%

●	EDCI Cash:
s
EDCI cash and cash equivalents were $50.9 million or $7.62/share outstanding at 09/30/2009.  This compares to $51.4 million or $7.66/share outstanding at 06/30/2009.  At current run rates, due to aggressive cost cutting, EDCI targets the annual 2009 cash burn rate at $2.5 million, or $0.37/share outstanding at 09/30/2009.  The salaries of EDCI employees were reduced 19% beginning July 1, 2009.

●	EDC Working Capital:
s
EDC working capital was $17.0 million at 09/30/2009, approximately 15% higher than working capital of $14.8 million at 06/30/2009.  The increase was primarily due to higher accounts receivable, which were driven by the timing of invoicing and payments received from our largest customer.

●	EDC Accounts Receivable / DSO:
s	EDC 09/30/2009 accounts receivable was $14.5 million, up approximately 15% from 06/30/2009. Days Sales Outstanding (DSO) was approximately 31 days at 09/30/2009 and 06/30/2009.

Plan of Liquidation and Dissolution

On September 9, 2009, the Company announced that its Board of Directors unanimously approved recommending a dissolution process to EDCI’s stockholders.  In this regard, on October 14, 2009, the Board of Directors unanimously approved a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), subject to stockholder approval.  The ultimate goal is to effect a distribution of the maximum available cash of EDCI to its stockholders while retaining sufficient reserves to maximize the value of any remaining assets and manage down both known and unknown liabilities in accordance with state law requirements.  The Plan of Dissolution provides for an orderly wind down of EDCI’s business and operations during a three-year statutory period under Delaware law.  If the dissolution is approved by the stockholders, EDCI expects to make an aggregate initial distribution of cash to its stockholders of up to $30.0 million.  EDCI’s indirect ownership of 97.99% of the membership units of EDC will be an asset of EDCI that is subject to the Plan of Dissolution.  The Plan of Dissolution does not directly involve the operating business, assets, liabilities or corporate existence of EDC and its subsidiaries, however, subsequent to the stockholder ratification of the Plan of Dissolution, EDCI’s consolidated financials will be required to reflect the value of EDC’s assets and liabilities under liquidation accounting. During EDCI’s three-year dissolution period, EDCI will continue to seek value for its investment in EDC by exploring strategic alternatives and seeking, as appropriate, cash distributions, subject to repayment of EDC’s bank debt and other legal requirements. If EDCI continues to own any interest in EDC at the end of the three year dissolution period, EDCI anticipates transferring such interests to a liquidating trust, for the benefit of the Company’s stockholders.

EDC Blackburn – Hannover Consolidation Update

As previously announced on March 20, 2009, the Board of Directors of EDC approved a plan to consolidate EDC’s Blackburn, UK and Hannover, Germany manufacturing volumes within the Hannover facility (the “Consolidation”).  During the 3Q2009, EDC continued to take certain steps towards execution of the Consolidation and the Consolidation is proceeding according to plan.  Current estimates of costs associated with the closure of the Blackburn facility are in line with those previously announced.  Consummation of the Consolidation transaction requires the consent of the lenders pursuant to EDC’s credit facility.  EDC is currently in negotiations to obtain the consent of the lenders to proceed with the Consolidation transaction but have yet to reach an agreement.

Share Buyback Program

EDCI announced on May 26, 2009 that the EDCI Board of Directors approved a twelve month extension of EDCI's common stock repurchase program and also added a provision to the program which allows EDCI to repurchase shares of its common stock under a 10b5-1 plan.  During the third quarter of 2009, EDCI repurchased a total of 28,887 shares.  Since the original implementation of the plan, EDCI has purchased a total of 220,610 shares for an aggregate purchase price of $982,000.

CONFERENCE CALL
EDCI will host a conference call to discuss the 3Q2009 financial results on Monday, November 2, 2009 at 9:00 a.m. EDT. This press release, the financial tables, as well as other supplemental information including the reconciliation of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on EDCI’s corporate website located at www.edcih.com.

To access the conference call, please dial (800) 642-1740 or (706) 634-7533 (international callers) and reference conference code 35710995. A live webcast of the conference call will also be available on EDCI’s corporate website.  A replay of the conference call will be available through midnight EDT on Friday, November 13, 2009. The replay can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international callers). The conference code for the replay is 35710995.

ABOUT EDCI HOLDINGS, INC.
EDCI Holdings, Inc. (Nasdaq: EDCI) is a multi-national company, headquartered in New York, that is seeking to enhance shareholder value by pursuing acquisition opportunities. EDCI is the holding company of Entertainment Distribution Company, Inc., which is the majority shareholder of Entertainment Distribution Company, LLC ("EDC"), a European provider of supply chain services to the optical Disc market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry.  EDC’s clients include some of the world's best-known music, movie and gaming companies. EDC’s operations include manufacturing and distribution facilities in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcih.com.

SAFE HARBOR STATEMENT
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon EDCI’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in EDCI’s most recently filed Annual Report on Form 10-K. These factors include, but are not limited to the current global and economic downturn; declining nature of CD and DVD industries; potential intellectual property infringement claims; variability of quarterly results and dependence on key customers; increased costs or shortages of raw materials or energy; international business risks; foreign currency translation and transaction risks; limitations on NOLs resulting from ownership changes; environmental laws and regulations; ability to attract and retain key personnel; competition; and volatility of stock price; EDCI assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ABOUT NON-GAAP FINANCIAL MEASURES
To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, EDCI uses the following non-GAAP financial measures: EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the tables captioned “Summary Schedule of non-GAAP Financial Data” included at the end of this release.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$ 78,357	$ 75,112
Restricted cash	2,452	7,258
Accounts receivable, net of allowances for doubtful accounts of
$2,913 and $3,008 for September 30, 2009 and December 31, 2008, respectively	14,541	19,129
Current portion of long-term receivable	1,256	599
Inventories, net	6,424	4,845
Prepaid expenses and other current assets	13,065	12,513
Deferred income taxes	108	105
Assets held for sale	7,000	7,154
Current assets, discontinued operations	203	8,691
Total Current Assets	123,406	135,406
Restricted cash	25,396	25,439
Property, plant and equipment, net	17,763	21,186
Long-term receivable	2,276	3,066
Long-term investments	870	1,020
Deferred income taxes	1,507	1,694
Other assets	3,954	4,739
TOTAL ASSETS	$ 175,172	$ 192,550

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 13,174	$ 15,930
Accrued expenses and other liabilities	32,139	24,435
Loans from employees	1,021	1,142
Current portion of long-term debt	7,467	2,281
Current liabilities, discontinued operations	2,049	10,226
Total Current Liabilities	55,850	54,014
Other non-current liabilities	3,936	8,353
Loans from employees	1,526	2,490
Long-term debt	1,928	7,996
Pension and other defined benefit obligations	35,677	35,052
Non-current liabilities, discontinued operations	-	41
Total Liabilities	98,917	107,946
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 1,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 15,000,000 shares
September 30, 2009 -- 7,019,436 shares issued; December 31, 2008 -- 7,019,436 shares issued	140	140
Additional paid in capital	371,338	371,091
Accumulated deficit	(305,027)	(294,988)
Accumulated other comprehensive income	6,350	4,583
Treasury stock at cost:
September 30, 2009 -- 333,299 shares; December 31, 2008 -- 324,794 shares	(1,657)	(1,427)
Total EDCI Holdings, Inc. Stockholders' Equity	71,144	79,399
Noncontrolling interest in subsidiary company	$ 5,111	$ 5,205
Total Stockholders' Equity	76,255	84,604
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	175,172	192,550

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,
	2009	2008
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$ 30,849	$ 43,634
Service revenues	11,933	14,583
Total Revenues	42,782	58,217
COST OF REVENUES:
Cost of product revenues	27,467	37,888
Cost of service revenues	8,340	9,558
Total Cost of Revenues	35,807	47,446
GROSS PROFIT	6,975	10,771
OPERATING EXPENSES:
Selling, general and administrative expense	7,526	8,243
Amortization of intangible assets	-	1,598
Total Operating Expenses	7,526	9,841
OPERATING INCOME (LOSS)	(551)	930
OTHER INCOME (EXPENSE):
Interest income	47	846
Interest expense	(161)	(501)
Gain on currency swap, net	-	3,474
Gain (loss) on currency transaction, net	50	(1,371)
Other expense, net	(32)	(351)
Total Other Income (Expense)	(96)	2,097
INCOME (LOSS) FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES	(647)	3,027
Income tax provision	722	485
INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,369)	2,542
DISCONTINUED OPERATIONS, NET OF TAX:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	56	(1,491)
GAIN ON SALE OF EDC U.S. OPERATIONS	409	-
NET INCOME (LOSS)	$ (904)	$ 1,051
Noncontrolling interest in subsidiary company	(4)	39
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (900)	$ 1,012
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income (loss) from continuing operations attributable to common stockholders	$ (0.20)	$ 0.37
Discontinued operations attributable to common stockholders:
Income (loss) from discontinued operations attributable to common stockholders	0.01	(0.22)
Gain on sale of EDC U.S. Operations	0.06	-
Net income (loss) per weighted average common share	$ (0.13)	$ 0.15
INCOME (LOSS) PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):	-	-
Income (loss) from continuing operations attributable to common stockholders	$ (0.20)	$ 0.37
Discontinued operations attributable to common stockholders:
Income (loss) from discontinued operations attributable to common stockholders	0.01	(0.22)
Gain on sale of EDC U.S. Operations	0.06	-
Net income (loss) per weighted average common share	$ (0.13)	$ 0.15

AMOUNTS ATTRIBUTABLE TO EDCI HOLDINGS, INC. COMMON STOCKHOLDERS
Income (loss) from continuing operations	$ (1,359)	$ 2,536
Income (loss) from discontinued operations	50	(1,524)
Gain on sale of EDC U.S. Operations	409	-
Net Income (Loss)	$ (900)	$ 1,012

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$ 89,201	$ 128,475
Service revenues	32,248	44,133
Total Revenues	121,449	172,608
COST OF REVENUES:
Cost of product revenues	79,375	111,268
Cost of service revenues	23,788	30,003
Total Cost of Revenues	103,163	141,271
GROSS PROFIT	18,286	31,337
OPERATING EXPENSES:
Selling, general and administrative expense	21,217	27,049
Severance costs for UK facility closure	7,152	-
Amortization of intangible assets	-	4,843
Total Operating Expenses	28,369	31,892
OPERATING LOSS	(10,083)	(555)
OTHER INCOME (EXPENSE):
Interest income	310	2,893
Interest expense	(569)	(1,759)
Gain on currency swap, net	2,111	881
Gain (loss) on currency transaction, net	537	(1,965)
Other expense, net	(18)	(343)
Total Other Income (Expense)	2,371	(293)
LOSS FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES	(7,712)	(848)
Income tax provision	414	853
LOSS FROM CONTINUING OPERATIONS	(8,126)	(1,701)
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(2,596)	(9,194)
GAIN ON SALE OF EDC U.S. OPERATIONS	589	-
NET LOSS	$ (10,133)	$ (10,895)
Noncontrolling interest in subsidiary company	(94)	(203)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (10,039)	$ (10,692)
LOSS PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations attributable to common stockholders	$ (1.20)	$ (0.24)
Discontinued operations attributable to common stockholders:
Loss from discontinued operations attributable to common stockholders	(0.38)	(1.31)
Gain on sale of EDC U.S. Operations	0.08	-
Net loss per weighted average common share	$ (1.50)	$ (1.55)
LOSS PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):	-	-
Loss from continuing operations attributable to common stockholders	$ (1.20)	$ (0.24)
Discontinued operations attributable to common stockholders:
Loss from discontinued operations attributable to common stockholders	(0.38)	(1.31)
Gain on sale of EDC U.S. Operations	0.08	-
Net loss per weighted average common share	$ (1.50)	$ (1.55)

AMOUNTS ATTRIBUTABLE TO EDCI HOLDINGS, INC. COMMON STOCKHOLDERS
Loss from continuing operations	$ (8,078)	$ (1,641)
Loss from discontinued operations	(2,550)	(9,051)
Gain on sale of EDC U.S. Operations	589	-
Net Loss	$ (10,039)	$ (10,692)

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI Holdings, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and earnings before interest, taxes, and depreciation and amortization from continuing operations.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	3Q2009	3Q2008	YTD 3Q2009	YTD 3Q2008

Income (loss) from continuing operations	(1,369)	2,542	(8,126)	(1,701)

Income tax provision	722	485	414	853
Gain on currency swap, net	-	(3,474)	(2,111)	(881)
(Gain) loss on currency transaction, net	(50)	1,371	(537)	1,965
Interest (income) expense, net	114	(345)	259	(1,134)
Depreciation and amortization	1,670	3,668	4,874	11,176
Other expense, net	32	351	18	343
EBITDA from continuing operations	1,119	4,598	(5,209)	10,621